Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Digital Turbine, Inc. (collectively, the “Company”) of our reports dated June 2, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Digital Turbine, Inc. and Subsidiaries, appearing in the Annual Report on Form 10-K of the Company for the year ended March 31, 2020.

/s/ SingerLewak LLP

Los Angeles, California
November 13, 2020